EXHIBIT 11.1

                        FREEPORT-McMoRan INC.
               COMPUTATION OF NET INCOME PER COMMON AND
                       COMMON EQUIVALENT SHARE

                         Three Months Ended        Six Months Ended
                             June 30,                  June 30,
                      -----------------------    -----------------------
                        1997          1996         1997          1996
                      --------     ----------    ---------     ---------
                          (In Thousands, Except Per Share Amounts)
Primary:
  Net income
   applicable to
   common stock      $    7,236    $   12,126    $    8,111    $   32,255
                     ==========    ==========    ==========    ==========


  Average common
   shares
   outstanding           23,450        26,806        23,674        27,029
  Common stock
  equivalents:
    Stock options           184           339           189           383
                     ----------    ----------    ----------    ----------

  Common and common
   equivalent shares     23,634        27,145        23,863        27,412
                     ==========    ==========    ==========    ==========

  Net income per
   common and common
   equivalent share       $0.31         $0.45         $0.34         $1.18
                          =====         =====         =====         =====


Fully diluted:
  Net income applicable
   to common stock   $    7,236    $   12,126    $    8,111    $   32,255
  Plus preferred
   dividends                  -             -             -             -
                     ----------    ----------    ----------    ----------

  Net income
   applicable to
   common stock      $    7,236    $   12,126    $    8,111    $   32,255
                     ==========    ==========    ==========    ==========

  Average common
   shares
   outstanding           23,450        26,806        23,674        27,029
  Common stock
   equivalents:
    Stock options           184           339           189           383
  Convertible
   securities:
    Preferred stock           -             -             -             -
                     ----------    ----------    ----------    ----------

  Common and common
   equivalent shares     23,634        27,145        23,863        27,412
                     ==========    ==========    ==========    ==========

  Net income per
   common and common
   equivalent share       $0.31         $0.45         $0.34         $1.18
                          =====         =====         =====         =====